Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan
Battle Creek, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-27294 and 333-109234) of Kellogg Company of our report dated June 23, 2022 relating to the financial statements and supplemental schedule of Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings & Investment Plan which appear in this Form 11-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

BDO USA, LLP
Grand Rapids, Michigan

June 23, 2022